EXHIBIT (11)

                  THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
                  =============================================
                        Computation of Earnings Per Share
                  --------------------------------------------
                  Amounts in Millions Except Per Share Amounts

                                                          Three Months Ended September 30
                                                                1997         1996
                                                                --------     --------
NET EARNINGS PER SHARE
----------------------
Net earnings                                                    $1,087       $  979
    Deduct preferred stock dividends                                26           26
                                                                --------     --------
Net earnings applicable to common stock                         $1,061       $  953
---------------------------------------                         ========     ========
    Average number of common shares outstanding                  1,348.3      1,367.6

Per Share
---------
    Net earnings per share                                      $   .79      $   .70
                                                                ========     ========
NET EARNINGS PER SHARE ASSUMING
FULL DILUTION
-------------------------------
Net earnings                                                    $1,087       $  979
    Deduct differential -- preferred
      vs. common dividends                                           7            8
                                                                --------     --------
Net earnings applicable to common stock                         $1,080       $  971
---------------------------------------                         ========     ========
    Average number of common shares outstanding                  1,348.3      1,367.6
    Add potential effect of:
      Exercise of options                                           25.0         20.6
      Conversion of preferred stock                                100.6        102.4
                                                                --------     --------
    Average number of common shares
      outstanding, assuming full dilution                        1,473.9      1,490.6
                                                                ========     ========
Per share assuming full dilution
--------------------------------
    Net earnings per share assuming full dilution               $   .73      $   .65
                                                                ========     ========